Exhibit 99.1
Oasis Midstream Partners LP Announces Quarter Ended March 31, 2018 Earnings and Distribution

Houston, Texas — May 7, 2018 — Oasis Midstream Partners LP (NYSE: OMP) (the “Partnership” or “OMP”) today announced financial results and cash distribution for the quarter ended March 31, 2018 and provided an operational update.

Recent Highlights:

•
Declared the quarterly cash distribution for the first quarter of 2018 of $0.3925 per unit, a 4.7% increase over the fourth quarter of 2017, in line with the forecasted 20% annualized increase in cash distributions.

•	Net income was $31.5 million for the three months ended March 31, 2018 and net cash from operating activities was $74.8 million for the three months ended March 31, 2018.

•
Adjusted EBITDA was $38.2 million for the three months ended March 31, 2018 and net Adjusted EBITDA to the Partnership was $13.7 million for the three months ended March 31, 2018. See “Non-GAAP Financial Measures” below.

•
Distributable Cash Flow was $11.9 million for the three months ended March 31, 2018, resulting in distribution coverage of 1.11x, which was greater than the guidance for the first quarter of 1.10x. See “Non-GAAP Financial Measures” below.

“Oasis Midstream Partners started the year off strong, continuing to grow volumes in our respective DevCos, which allows for our continued support of strong coverage and keeps us on track to meet our targeted 20% annual distribution per unit growth,” said Taylor Reid, Chief Executive Officer of OMP. “OMP continues to grow volumes above and beyond our initial forecast, which will allow for higher distributable cash flow and higher distribution coverage over time. We have made significant progress on our new 200 MMscfpd gas plant in Wild Basin, which remains on time and on budget, and are looking at growing throughput volumes via higher Oasis Petroleum volumes and volumes from third parties. As wells get bigger and more rigs are returning to work, there is a lot of activity in the core of the Williston Basin, and OMP is uniquely positioned to capitalize on that opportunity. We are beginning to see incremental third party opportunities across all three of our DevCos, giving us further comfort in our projected distribution growth. We continue to expect fourth quarter 2018 coverage to exceed 1.2x and now expect the first quarter of 2019 coverage to exceed 1.3x.”

Other Key Developments:

•
Realized improved natural gas processing volumes in Bighorn DevCo totaling 98.0 million standard cubic feet per day (“MMscfpd”) during the three months ended March 31, 2018, an increase of 40% from the fourth quarter of 2017.

•
Increased natural gas volumes in Bobcat DevCo to 140.4 MMscfpd during the three months ended March 31, 2018, a 29% increase from the fourth quarter of 2017, reflecting the early realization of improved growth opportunities identified during the fourth quarter of 2017 due to increased gas volumes in Wild Basin.

•	Spent $35.4 million on Gas Plant II in Bighorn DevCo, with the project approximately 65% complete and on schedule to begin operations in late 2018.

•
Spent $17.1 million on additional gathering system infrastructure in Bobcat DevCo to capitalize on additional growth opportunities identified due to increased natural gas volumes and incremental oil and water in Wild Basin in the first quarter of 2018. OMP anticipates natural gas volumes for Bobcat DevCo to grow to 137 - 142 MMscfpd in 2018 and for natural gas volumes to exceed 200 MMscfpd by mid 2019.

•
Increased volumes in spite of a challenging North Dakota winter. OMP had higher operating expenses related to difficult winter conditions. In addition, OMP incurred incremental operating expenses related to equipment and facility upgrades during the three months ended March 31, 2018 to mitigate the impact of abnormally difficult conditions experienced both this year and potentially in the future.

Operational and Financial Update
Select operational and financial statistics are in the following table:

	March 31, 2018
	OMP Ownership	Gross	Net
Bighorn DevCo		(In millions)
Operating income	100%	$5.0	$5.0
Depreciation and amortization	100%	2.5	2.5
Total CapEx	100%	42.2	42.2
Bobcat DevCo
Operating income	10%	$16.9	$1.7
Depreciation and amortization	10%	2.1	0.2
Total CapEx	10%	27.8	2.8
Beartooth DevCo
Operating income	40%	$10.6	$4.2
Depreciation and amortization	40%	1.7	0.7
Total CapEx	40%	11.2	4.5
Total OMP
DevCo operating income		$32.5	$10.9
Public company expenses		0.7	0.7
OMP operating income		31.8	10.2
Depreciation and amortization		6.3	3.4
Equity-based compensation expense		0.1	0.1
Total CapEx		81.2	49.5
Maintenance CapEx		2.3	0.8
Growth CapEx		78.9	48.7

	Metric	1Q18 Actual	2Q18 Guidance	FY18 Guidance
Bighorn DevCo
Crude oil service volumes	Mbopd	41.5	40 - 42	40 - 42
Natural gas service volumes	MMscfpd	98.0	98 - 103	100 - 107
Bobcat DevCo
Crude oil service volumes	Mbopd	36.3	33 - 36	34 - 36
Natural gas service volumes	MMscfpd	140.4	135 - 140	137 - 142
Water service volumes	Mbowpd	43.0	43 - 47	46 - 50
Beartooth DevCo
Water service volumes	Mbowpd	108.4	107 - 112	107 - 112

Liquidity

As of March 31, 2018, OMP had cash and cash equivalents of $4.0 million and $117.0 million of borrowings outstanding under its revolving credit facility with an unused borrowing capacity of $83.0 million.

Quarterly Distribution

On February 26, 2018, the Partnership paid the initial quarterly cash distribution to its unitholders of $0.0245 per unit related to the six days ended September 30, 2017 and $0.3750 per unit related to the three months ended December 31, 2017. The third quarter distribution was prorated from the closing of the Partnership’s initial public offering on September 25, 2017. Both distributions equate to the minimum quarterly distribution of $0.3750 per unit on a full-quarter basis.

On May 7, 2018, the Board of Directors of OMP GP LLC, the general partner of the Partnership, declared the quarterly cash distribution of $0.3925 per unit for the first quarter of 2018. The first quarter distribution reflects a 4.7% increase over the fourth quarter of 2017, or 20% annualized. The distribution will be payable on May 29, 2018 to unitholders of record as of May 17, 2018.
Qualified Notice

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business.  Accordingly, the Partnership’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast and call:

Date:	Tuesday, May 8, 2018
Time:	11:30 a.m. Central Time
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1777/25388
OR:
Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	6444678
Website:	www.oasismidstream.com

A recording of the conference call will be available beginning at 1:30 p.m. Central Time on the day of the call and will be available until Tuesday, May 15, 2018 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10119292
The conference call will also be available for replay for approximately 30 days at www.oasismidstream.com.
Contact:
Oasis Midstream Partners LP
Richard Robuck, (281) 404-9602
CFO & SVP Finance

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Partnership, including the Partnership’s capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Partnership based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, the Partnership’s ability to integrate acquisitions into its existing business, changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in the estimates of proved reserves and forecasted production results of the Partnership’s customers, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Partnership's ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Partnership's business and other important factors. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership's actual results and plans could differ materially from those expressed in any forward-looking statements.
Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Oasis Midstream Partners LP

Oasis Midstream Partners LP is a growth-oriented, fee-based master limited partnership formed by its sponsor, Oasis Petroleum Inc. to own, develop, operate and acquire a diversified portfolio of midstream assets in North America that are integral to the oil and natural gas operations of Oasis Petroleum Inc. and are strategically positioned to capture volumes from other producers. For more information, please visit the Partnership’s website at www.oasismidstream.com.

OASIS MIDSTREAM PARTNERS LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2018	December 31, 2017
	(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$4,048	$883
Accounts receivable	920	834
Accounts receivable from Oasis Petroleum	57,144	85,818
Prepaid expenses	747	778
Total current assets	62,859	88,313
Property, plant and equipment	743,578	653,928
Less: accumulated depreciation and amortization	(40,696)	(34,348)
Total property, plant and equipment, net	702,882	619,580
Other assets	1,899	2,013
Total assets	$767,640	$709,906
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$593	$—
Accounts payable to Oasis Petroleum	15,533	11,638
Accrued liabilities	67,239	58,818
Accrued interest payable	73	114
Total current liabilities	83,438	70,570
Long-term debt	117,000	78,000
Asset retirement obligations	1,332	1,316
Total liabilities	201,770	149,886
Commitments and contingencies
Partners’ Equity
Limited Partner
Common units (13,774 units outstanding at March 31, 2018)	166,943	167,401
Subordinated units (13,750 units outstanding at March 31, 2018)	78,657	79,173
General Partner	—	—
Total partners’ equity	245,600	246,574
Non-controlling interests	320,270	313,446
Total equity	565,870	560,020
Total liabilities and equity	$767,640	$709,906

OASIS MIDSTREAM PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
	2018	2017
	(In thousands, except per unit data)
Revenues
Midstream services for Oasis Petroleum	$60,853	$37,367
Midstream services for third parties	568	273
Total revenues	61,421	37,640
Operating expenses
Direct operating	17,116	9,023
Depreciation and amortization	6,364	3,458
General and administrative	6,150	4,396
Total operating expenses	29,630	16,877
Operating income	31,791	20,763
Other income (expense)
Interest expense, net of capitalized interest	(262)	(1,217)
Other income (expense)	—	(2)
Total other income (expense)	(262)	(1,219)
Income before income taxes	31,529	19,544
Income tax expense	—	(7,295)
Net income	31,529	$12,249
Less: Net income attributable to non-controlling interests	21,575
Net income attributable to Oasis Midstream Partners LP	$9,954
Earnings per limited partner unit — Basic and Diluted
Common units	$0.36
Subordinated units	0.36
Weighted average number of limited partner units outstanding — Basic
Common units	13,750
Subordinated units	13,750
Weighted average number of limited partner units outstanding — Diluted
Common units	13,754
Subordinated units	13,750

Non-GAAP Financial Measures

Cash Interest

Cash Interest is a supplemental non-GAAP financial measure that is used by management and external users of the Partnership’s financial statements, such as industry analysts, investors, lenders and rating agencies. We define Cash Interest as interest expense plus capitalized interest less amortization of deferred financing costs included in interest expense. Cash Interest is not a measure of interest expense as determined by United States generally accepted accounting principles, or GAAP. Management believes that the presentation of Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on our debt, excluding non-cash amortization, and our ability to maintain compliance with our debt covenants.

The following table presents a reconciliation of the GAAP financial measure of interest expense, net of capitalized interest, to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended March 31,
	2018	2017
	(In thousands)
Interest expense, net of capitalized interest	$262	$1,531
Capitalized interest	835	289
Amortization of deferred financing costs	(116)	—
Cash Interest	$981	$1,820

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Partnership’s financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDA as earnings before interest expense (net of capitalized interest), income taxes, depreciation, amortization, equity-based compensation expenses and other similar non-cash adjustments. Adjusted EBITDA should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Management believes that the presentation of Adjusted EBITDA provides information useful to investors and analysts for assessing our results of operations, financial performance and our ability to generate cash from our business operations without regard to our financing methods or capital structure, coupled with our ability to maintain compliance with our debt covenants. The GAAP measures most directly comparable to Adjusted EBITDA are net income and net cash provided by operating activities, respectively.

Distributable Cash Flow (“DCF”)

DCF is a supplemental non-GAAP financial measure that is used by management and external users of the Partnership’s financial statements, such as industry analysts, investors, lenders and rating agencies. We define DCF as Adjusted EBITDA attributable to the Partnership less Cash Interest and maintenance capital expenditures attributable to the Partnership. Maintenance capital expenditures are cash expenditures (including expenditures for the construction or development of new capital assets or the replacement, improvement or expansion of existing capital assets) made to maintain, over the long term, system operating capacity, operating income or revenue. DCF should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Management believes that the presentation of DCF provides information useful to investors and analysts for assessing our results of operations, financial performance and our ability to generate cash from our business operations without regard to our financing methods or capital structure, coupled with our ability to make distributions to our unitholders. The GAAP measures most directly comparable to DCF are net income and net cash provided by operating activities, respectively.

The following table presents reconciliations of the GAAP financial measures of net income and net cash provided by operating activities to the non-GAAP financial measure of Adjusted EBITDA and DCF for the periods presented:

	Three Months Ended March 31,
	2018	2017
	(In thousands)
Net income	$31,529	$12,249
Income tax expense	—	7,295
Depreciation and amortization	6,364	3,458
Equity-based compensation expense	63	348
Interest expense, net of capitalized interest	262	1,217
Adjusted EBITDA	38,218	$24,567
Less: Adjusted EBITDA attributable to non-controlling interests	24,496
Adjusted EBITDA attributable to Oasis Midstream Partners LP	13,722
Cash Interest attributable to Oasis Midstream Partners LP	981
Maintenance capital expenditures	796
Distributable Cash Flow attributable to Oasis Midstream Partners LP	$11,945

Net cash provided by operating activities	$74,751	$20,379
Current tax expense	—	5,358
Interest expense, net of capitalized interest	262	1,217
Changes in working capital	(36,681)	(2,387)
Other non-cash adjustments	(114)	—
Adjusted EBITDA	38,218	$24,567
Less: Adjusted EBITDA attributable to non-controlling interests	24,496
Adjusted EBITDA attributable to Oasis Midstream Partners LP	13,722
Cash Interest attributable to Oasis Midstream Partners LP	981
Maintenance capital expenditures	796
Distributable Cash Flow attributable to Oasis Midstream Partners LP	$11,945